Exhibit 99.1

FAX NEWS RELEASE
For further information:
The Manitowoc Company, Inc.	Carl J. Laurino	Steven C. Khail
P. O. Box 66 • Manitowoc WI 54221-0066 Telephone: 920-684-4410 • Telefax: 920-652-9775 Internet: http://www.manitowoc.com	Senior Vice President & Chief Financial Officer Direct Dial: 920-652-1720 Email: claurino@manitowoc.com	Director of Investor Relations & Corporate Communications Direct Dial: 920-652-1713 Email: skhail@manitowoc.com

NEWS for Immediate Release

Manitowoc Announces Record Second-Quarter Revenue and Earnings

•                  Revenue increased 17 percent to $617 million

•                  Operating earnings up 30 percent to $44.6 million

•                  Earnings per diluted share from continuing operations increased 44 percent over prior year to $0.78

•                  Robust global demand drives strong Crane segment results

Manitowoc, Wis. — July 27, 2005 — The Manitowoc Company (NYSE: MTW) today reported record net sales and earnings for the second quarter ended June 30, 2005.  Net sales increased 17 percent to $616.8 million, from $526.2 million during the second quarter of 2004.  Reflecting the increased share count from the company’s common stock offering in December 2004, earnings per diluted share were $0.78 for the second quarter of 2005 and $0.56 for the second quarter of 2004. Excluding a special charge related to debt extinguishment from the second quarter of 2005 and charges for restructuring from 2004, earnings per diluted share from continuing operations increased 43 percent to $0.80 for the 2005 period from $0.56 for the comparable period in 2004.

For the six months ended June 30, 2005, net sales increased 23 percent to $1.15 billion from $938.0 million during the same period in 2004.  Net earnings for the first six months of 2005 were $30.5 million, or $1.00 per diluted share, an increase of 45 percent from the $21.0 million, or $0.77 per diluted share, achieved during the first half of 2004.  Excluding special items, earnings from continuing operations were $36.4 million, or $1.19 per diluted share, compared with $21.3 million, or $0.78 per diluted share.  A reconciliation of GAAP earnings from continuing operations to earnings from continuing operations excluding special items for the second quarter and first half is included later in this release.

“Manitowoc once again delivered outstanding quarterly results,” said Terry D. Growcock, Manitowoc’s chairman and chief executive officer.  “Our long-term strategy for global expansion, strategic acquisitions, and new product development has created a solid platform for growth and profitability. We are well positioned to take advantage of increased market demand with our diverse product offerings.”

Business Segment Results

Second-quarter 2005 net sales in the Crane segment increased 29 percent to $427.0 million, from $331.8 million in the 2004 period.  Operating earnings for the quarter increased 97 percent to $35.5 million, from $18.0 million in the second quarter of last year.

“We serve the diverse needs of the lifting industry by offering all of our products on a global basis,” Growcock said.  “The Crane segment achieved double-digit, year-over-year sales growth this quarter in all product categories and regions, with the exception of the North American crawler crane market, which remained flat.  Crawler crane utilization and rental rates continue to improve, which suggest that the North American market may rebound later in 2005,” Growcock added.

“The Crane segment’s improving financial leverage which resulted in strong operating results also translated into improved EVA performance. In the first quarter, the Crane segment generated positive EVA for the first time in three years, and this quarter the segment more than doubled its EVA contribution. Cranes’ backlog of $530 million at the end of the quarter is also noteworthy because we have been able to sustain our backlog at levels more than 50 percent higher than those at the end of 2004,” Growcock said.

In the Foodservice segment, second-quarter 2005 net sales decreased 3.4 percent to $126.5 million from $130.9 million for the second quarter of last year.  Operating earnings for the second quarter of 2005 were $18.2 million, a 12.6 percent decrease from $20.8 million in the second quarter of 2004. The declines were driven primarily by cooler-than-normal weather along the eastern U.S. seaboard in April and May.  “As a whole, the commercial refrigeration and air conditioning industry saw unit sales down 11 percent and 18 percent in April and May, respectively.  Industry-wide, ice machine shipments were down 11 percent in the same period. In contrast, June and July have been warmer than normal, and we believe we will see a rebound in sales during the third quarter,” Growcock commented.

“Foodservice’s profitability was also affected by continuing margin pressure at DRI, our contract manufacturing business.  DRI has a fixed-price contract and has not been able to offset the impact of commodity increases over the past 18 months,” Growcock stated.

Net sales at the Marine segment for the second quarter of 2005 were $63.4 million, essentially unchanged from $63.5 million during the second quarter of 2004.  The Marine segment generated an operating loss of $2.7 million during the second quarter of 2005, compared with operating earnings of $2.7 million during the second quarter of 2004.

“The disappointing results from the Marine segment were directly related to three specific projects. Two of these projects have left our shipyards, and the third is scheduled for departure next week. Although poor results for the quarter were anticipated, the size of the loss was exacerbated by process inefficiencies incurred in order to meet a delivery schedule and by rework required on all three projects. Going forward, the scheduling and composition of the Marine backlog will enable Manitowoc to put the right projects in the right yards,” Growcock explained.  “The Marine management team has identified and is correcting the processes that negatively affected profitability during the first half of 2005.  Marine’s future is considerably brighter with our strong position in the Littoral Combat Ship program for the Navy and the substantial market for new and converted OPA 90-compliant vessels.”

Strategic Priorities

“We continue to drive our business to achieve Manitowoc’s four strategic priorities,” Growcock added.

•                  Increase crane sales and market penetration globally.  We have made excellent progress in meeting this strategic priority.  The Crane segment has been very successful migrating its broad product line across multiple geographies to take advantage of the unique strengths of the Manitowoc, Grove, Potain, and National families, coupled with Crane CARE, our strong aftermarket global service and support organization. North American sales of Potain tower cranes, an industry leader in Europe, increased significantly over the second quarter of 2004, and Manitowoc’s crawler crane technology is gaining share in Asia where demand for mobile, heavy-lift cranes is being driven by rapid industrial expansion.

•                  Strengthen foodservice business and market share.  The Foodservice segment has been successful in maintaining its industry-leading market share position, by driving one of the industry’s most aggressive new product introduction strategies — 50 new products in 2004 and 25 additional new products in 2005. Well over 80 percent of sales are derived from products introduced in the last five years.  Foodservice is expanding its global market share in Europe with the EC Series ice machine.  Designed for European commercial customers, the EC ice machines are helping drive strong, double-digit sales increases in Europe. Sales in Asia, and particularly in China, are also expanding faster than the market growth rate.

•                  Leverage the strengths and capabilities of our multiple shipyards to serve commercial and government customers.  The Marine management team is focused on optimizing the segment’s modern production assets and experienced workforce.  Commercial projects such as ocean-going tugs and barges can be split between the company’s two primary shipyards to create learning curve efficiencies, and many government programs provide operating synergies through the construction of multiple vessels in a single class.

•                  Strengthen our financial structure by focusing on cash flow and net-debt reduction.   The company is on track to meet its objective of net debt reduction of $50 million for the full year, and is currently at a 46 percent net debt-to-capital ratio, down from a peak of over 70 percent in 2002.  Manitowoc was also a strong EVA generator during the first half of 2005, increasing its EVA contribution over the same period last year more than five-fold.

Earnings Guidance

“We are narrowing our full-year EPS guidance from $2.10 — $2.30 to $2.15 — $2.30,” Growcock said.  “This guidance range represents a 45 percent to 55 percent increase over comparable 2004 results. The guidance also incorporates a 27% effective tax rate for the full fiscal year.  Our current outlook anticipates a mid-teen percentage increase in revenue with a substantially higher level of profitability. This reflects the leverage in cranes and our core foodservice business driven by our focus on maximizing productivity.”

In this release, the company refers to various non-GAAP measures. The company believes that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. The company is also focusing on results from continuing operations due to its withdrawal from the aerial work platform business. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share from continuing operations before special items reconcile to earnings from continuing operations presented according to GAAP as follows (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Earnings from continuing operations	$24,055	$14,771	$30,509	$21,511
Special items, net of tax (at statutory rate):
Early extinguishment of debt	518	—	5,897	361
Restructuring and plant consolidation	—	521	—	521
Sales and use tax settlement	—	—	—	359
Lawsuit settlement, net of costs	—	—	—	(1,463)
Earnings from continuing operations before special items	$24,573	$15,292	$36,406	$21,289

Diluted earnings per share from continuing operations	$0.78	$0.54	$1.00	$0.79
Special items, net of tax (at statutory rate):
Early extinguishment of debt	0.02	—	0.19	0.01
Restructuring and plant consolidation	—	0.02	—	0.02
Sales and use tax settlement	—	—	—	0.01
Lawsuit settlement, net of costs	—	—	—	(0.05)
Diluted earnings per share from continuing operations before special items	$0.80	$0.56	$1.19	$0.78

The Manitowoc Company will host a conference call tomorrow, July 28, at 11:00 a.m. Eastern Time. The call will also be broadcast live via the Internet at Manitowoc’s Web site: http://www.manitowoc.com.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

     — changes in revenue, margins, and costs,

     — new crane and foodservice product introductions,

     — successful and timely completion of facility expansions,

     — foreign currency fluctuations,

     — increased raw material prices, including steel prices,

     — steel industry conditions,

     —  risks associated with growth,

     — geographic factors and political and economic risks,

     — added financial leverage resulting from acquisitions,

     — actions of company competitors,

     — changes in economic or industry conditions generally or in the markets served by our companies,

     — Great Lakes water levels,

     — work stoppages and labor negotiations,

     — government approval and funding of projects,

     — the ability of our customers to receive financing, and

     — the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

For further information:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2005 and 2004

(In thousands, except per-share data)

INCOME STATEMENT
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net sales	$616,843	$526,212	$1,153,762	$938,038
Cost of sales	502,179	421,138	940,382	741,647
Gross profit	114,664	105,074	213,380	196,391

Engineering, selling and administrative expenses	69,251	69,144	137,873	137,136
Amortization expense	782	767	1,604	1,557
Restructuring and plant consolidation costs	—	801	—	801
Operating earnings	44,631	34,362	73,903	56,897
Interest expense	(13,866)	(13,917)	(27,377)	(27,465)
Loss on debt extinguishment	(797)	—	(9,072)	—
Other income (expense) — net	546	(267)	2,279	238
Earnings from continuing operations before taxes on income	30,514	20,178	39,733	29,670
Provision for taxes on income	6,459	5,407	9,224	8,159

Earnings from continuing operations	24,055	14,771	30,509	21,511
Discontinued operations:
Loss from discontinued operations, net of income taxes	—	(228)	—	(1,199)
Gain on sale or closure of discontinued operations, net of income taxes	—	709	—	709

NET EARNINGS	$24,055	$15,252	$30,509	$21,021

BASIC EARNINGS PER SHARE:
Earnings from continuing operations	$0.80	$0.55	$1.02	$0.81
Loss from discontinued operations, net of income taxes	—	(0.01)	—	(0.04)
Gain on sale or closure of discontinued operations, net of income taxes	—	0.03	—	0.03

BASIC EARNINGS PER SHARE	$0.80	$0.57	$1.02	$0.79

DILUTED EARNINGS PER SHARE:
Earnings from continuing operations	$0.78	$0.54	$1.00	$0.79
Loss from discontinued operations, net of income taxes	—	(0.01)	—	(0.04)
Gain on sale or closure of discontinued operations, net of income taxes	—	0.03	—	0.03
DILUTED EARNINGS PER SHARE	$0.78	$0.56	$1.00	$0.77

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	30,097	26,728	30,049	26,697
Average Shares Outstanding - Diluted	30,748	27,197	30,674	27,148

SEGMENT SUMMARY
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net sales from continuing operations:
Cranes and related products	$427,011	$331,783	$784,995	$584,392
Foodservice equipment	126,452	130,947	245,145	238,971
Marine	63,380	63,482	123,622	114,675
Total	$616,843	$526,212	$1,153,762	$938,038

Operating earnings (loss) from continuing operations:
Cranes and related products	$35,497	$18,008	$55,868	$28,407
Foodservice equipment	18,167	20,778	32,361	34,854
Marine	(2,742)	2,714	(1,960)	6,835
General corporate expense	(5,509)	(5,570)	(10,762)	(10,841)
Amortization	(782)	(767)	(1,604)	(1,557)
Restructuring and plant consolidation costs	—	(801)	—	(801)
Total	$44,631	$34,362	$73,903	$56,897

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2005 and 2004

(In thousands)

BALANCE SHEET
ASSETS
	June 30,	December 31,
	2005	2004
Current assets:
Cash and temporary investments	$71,860	$178,663
Accounts receivable - net	300,437	244,335
Inventories - net	337,982	287,036
Other current assets	133,597	135,927
Total current assets	843,876	845,961

Property, plant and equipment - net	353,499	357,568
Intangible assets - net	579,242	606,210
Other long-term assets	113,086	118,397
TOTAL ASSETS	$1,889,703	$1,928,136

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$551,904	$513,504
Current portion of long-term debt	—	61,250
Short-term borrowings	12,693	10,355
Product warranties	35,729	37,870
Product liabilities	30,424	29,701
Total current liabilities	630,750	652,680

Long-term debt	488,030	512,236
Other non-current liabilities	258,397	244,291
Stockholders’ equity	512,526	518,929
TOTAL LIABILITIES &
STOCKHOLDERS’ EQUITY	$1,889,703	$1,928,136

CASH FLOW SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net earnings	$24,055	$15,252	$30,509	$21,021
Non-cash adjustments	19,726	9,967	37,422	26,755
Changes in operating assets and liabilities	(30,699)	(26,725)	(96,352)	(55,541)
Net cash provided by (used for) operating activities of continuing operations	13,082	(1,506)	(28,421)	(7,765)
Net cash provided by (used for) operating activities of discontinued operations	—	1,525	—	(555)
Net cash provided by (used for) operating activities	13,082	19	(28,421)	(8,320)
Capital expenditures	(13,116)	(7,012)	(21,336)	(18,493)
Proceeds from sale of fixed assets	2,358	2,178	5,352	3,588
Net cash provided by sale of discontinued operations	—	9,000	—	9,000
Proceeds (payments) on borrowings - net	2,501	(2,003)	(57,598)	1,897
Proceeds (payments) from receivable financing - net	(1,516)	11,276	(1,800)	11,276
Debt issuance costs	(1,702)	—	(1,702)	—
Dividends paid	(2,107)	—	(4,208)	—
Stock options exercised	2,877	479	6,164	3,368
Effect of exchange rate changes on cash	(1,627)	(59)	(3,253)	(328)
Net increase (decrease) in cash & temporary investments	$750	$13,878	$(106,802)	$1,988